                                                                     EXHIBIT 4.1

================================================================================


                        CONTINENTAL HOMES HOLDING CORP.,

                          THE GUARANTORS PARTY HERETO

                                      AND

                           FIRST UNION NATIONAL BANK,
                                       as
                                    Trustee



                                ---------------

                                   Indenture

                           Dated as of April  , 1996

                                ---------------


                                  $150,000,000

                                 % SENIOR NOTES
                               DUE APRIL  , 2006

================================================================================

                             CROSS-REFERENCE TABLE
                             ---------------------


 TIA                                 Indenture
Section                               Section
- -------                              ---------

310(a)(1)..........................   7.11
      (a)(2).......................   7.11
      (a)(3).......................   N.A.
      (a)(4).......................   N.A.
      (a)(5).......................   7.11
      (b)..........................   7.09; 7.11; 11.02
      (c)..........................   N.A.
311(a).............................   7.12
      (b)..........................   7.12
      (c)..........................   N.A.
312(a).............................   2.05
      (b)..........................  11.03
      (c)..........................  11.03
313(a).............................   7.07
      (b)(1).......................   N.A.
      (b)(2).......................   N.A.
      (c)..........................   7.07; 11.02
      (d)..........................   7.06
314(a).............................   4.07; 11.02
      (b)..........................   N.A.
      (c)(1).......................  11.04
      (c)(2).......................  11.04
      (c)(3).......................   N.A.
      (d)..........................   N.A.
      (e)..........................  11.05
      (f)..........................   N.A.
315(a).............................   7.01(b)
      (b)..........................   7.05; 11.02
      (c)..........................   7.01(a)
      (d)..........................   7.01(c)
      (e)..........................   6.11
316(a)(last sentence)..............   2.09
      (a)(1)(A)....................   6.05
      (a)(1)(B)....................   6.04
      (a)(2).......................   N.A.
      (b)..........................   6.07
317(a)(1)..........................   6.08
      (a)(2).......................   6.09
      (b)..........................   2.04
318(a).............................  11.01
   (c).............................  11.01
- -------------

N.A. means Not Applicable.

This cross-reference table does not constitute a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

Section                                                           Page
- -------                                                           ----

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.01.     Definitions ..........................................
1.02.     Other Definitions.....................................
1.03.     Incorporation by Reference of Trust
            Indenture Act.......................................
1.04.     Rules of Construction.................................

                           ARTICLE TWO

                          THE SECURITIES

2.01.     Form and Dating.......................................
2.02.     Execution and Authentication..........................
2.03.     Registrar and Paying Agent............................
2.04.     Paying Agent to Hold Money in Trust...................
2.05.     Securityholder Lists..................................
2.06.     Transfer and Exchange.................................
2.07.     Replacement Securities................................
2.08.     Outstanding Securities................................
2.09.     Securities Held by the Company or
            an Affiliate........................................
2.10.     Temporary Securities..................................
2.11.     Cancellation..........................................
2.12.     Defaulted Interest....................................

                                 ARTICLE THREE

                                   REDEMPTION

3.01.     Notices to Trustee....................................
3.02.     Selection of Securities to Be Redeemed................
3.03.     Notice of Redemption..................................
3.04.     Effect of Notice of Redemption........................
3.05.     Deposit of Redemption Price...........................
3.06.     Securities Redeemed in Part...........................

                                  ARTICLE FOUR

                                   COVENANTS

4.01.     Payment of Securities.................................
4.02.     Maintenance of Office or Agency.......................
4.03.     SEC Reports...........................................
4.04.     Compliance Certificate................................
4.05.     Stay, Extension and Usury Laws........................
4.06.     Corporate Existence...................................
4.07.     Notice of Default.....................................
4.08.     Change of Control.....................................

Section                                                           Page
- -------                                                           ----

4.09.     Maintenance of Net Worth..............................
4.10.     Limitation on Debt....................................
4.11.     Limitation on Restricted Payments.....................
4.12.     Limitation on Dividends and Other Payment.............
          Restrictions Affecting Subsidiaries...................
4.13.     Limitation on Liens...................................
4.14.     Transactions with Affiliates..........................
4.15.     Limitation on Asset Sales.............................
4.16.     Additional Guarantors.................................

                                  ARTICLE FIVE

                                   SUCCESSORS

5.01.     When Company May Merge, etc. .........................
5.02.     Successor Substituted.................................

                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES

6.01.     Events of Default.....................................
6.02.     Acceleration..........................................
6.03.     Other Remedies........................................
6.04.     Waiver of Past Defaults...............................
6.05.     Control by Majority...................................
6.06.     Limitation on Suits............................... ...
6.07.     Rights of Holders to Receive Payment..................
6.08.     Collection Suit by Trustee............................
6.09.     Trustee May File Proofs of Claim......................
6.10.     Priorities............................................
6.11.     Undertaking for Costs.................................

                                 ARTICLE SEVEN

                                    TRUSTEE

7.01.     Duties of Trustee.....................................
7.02.     Rights of Trustee.....................................
7.03.     Individual Rights of Trustee..........................
7.04.     Trustee's Disclaimer..................................
7.05.     Notice of Defaults....................................
7.06.     Reports by Trustee to Holders.........................
7.07.     Compensation and Indemnity............................
7.08.     Replacement of Trustee................................
7.09.     Successor Trustee by Merger, etc. ....................
7.10.     Eligibility; Disqualification.........................
7.11.     Preferential Collection of Claims Against
            Company.............................................

Section                                                           Page
- -------                                                           ----

                                 ARTICLE EIGHT

                                   DEFEASANCE

8.01.     Defeasance upon Deposit of Moneys or U.S
            Government Obligations..............................
8.02.     Termination of Obligations Pursuant
            to Redemption.......................................
8.03.     Survival of Company's Obligations.....................
8.04.     Application of Trust Money............................
8.05.     Repayment to Company or Guarantors
8.06.     Reinstatement.........................................

                                  ARTICLE NINE

                                   AMENDMENTS

9.01.     Without Consent of Holders............................
9.02.     With Consent of Holders...............................
9.03.     Compliance with Trust Indenture Act...................
9.04.     Revocation and Effect of Consents.....................
9.05.     Notation on or Exchange of Securities.................
9.06.     Trustee Protected.....................................

                                  ARTICLE TEN

                                   GUARANTEES

10.01.    Guarantee.............................................
10.02.    Execution and Delivery of Guarantee...................
10.03.    Additional Guarantors.................................
10.04.    Release of Guarantor..................................

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

11.01.    Trust Indenture Act Controls..........................
11.02.    Notices...............................................
11.03.    Communication by Holders with Other Holders...........
11.04.    Certificate and Opinion as to Conditions
            Precedent...........................................
11.05.    Statements Required in Certificate or
            Opinion.............................................
11.06.    Rules by Trustee and Agents...........................
11.07.    Legal Holidays........................................
11.08.    No Recourse Against Others............................
11.09.    Duplicate Originals...................................
11.10.    Governing Law.........................................
11.11.    No Adverse Interpretation of Other
            Agreements..........................................
11.12.    Successors............................................
11.13.    Separability..........................................

Section                                                           Page
- -------                                                           ----

11.14.    Table of Contents, Headings, etc. ....................

SIGNATURES......................................................


EXHIBIT A - FORM OF SECURITY
EXHIBIT B - FORM OF GUARANTEE

          INDENTURE dated as of April   , 1996 between CONTINENTAL HOMES HOLDING
CORP., a Delaware corporation (the "Company"), the Guarantors signatory hereto (the "Guarantors") and FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and
for the equal and ratable benefit of the Holders of the Company's   % Senior
Notes due 2006 (the  "Securities").


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.
               -----------

          "Additional Assets" means assets used or usable by the Company or any
           -----------------
of its Restricted Subsidiaries in the operation of the existing lines of business of the Company and its Restricted Subsidiaries.

          "Affiliate" of any Person means (i) any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) any other Person that beneficially owns at least 10% of the voting common stock of such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent, or co-Registrar.
           -----

          "Asset Sale" for any Person means the sale, lease, conveyance or other
           ----------
disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary) outside the ordinary course of business, whether owned on the date of this Indenture or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) of $5,000,000 or more as to each such transaction or series of related transactions; provided, however, that (i) a transaction or series of
                      --------  -------
related transactions that results in a Change of Control will not constitute an Asset Sale, (ii) sales, leases, conveyances or other dispositions of real estate related to the homebuilding business of the Company or its Subsidiaries will not constitute Asset Sales, and (iii) transactions between the Company and any Guarantor, or among such Guarantors, will not constitute Asset Sales.

          "Bank Facility" means, collectively, one or more commitments from one
           -------------
or more banks or other lending institutions to lend funds, together with any and all agreements, documents and instruments from time to time delivered in connection therewith as such commitments or any such agreements, documents or instruments may be in effect or amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing such Bank Facility, whether or not with the same agent, trustee, representative, lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Bank Facility and all refundings, refinancings and replacements of any Bank Facility, including any agreement (i) extending the maturity of any Debt Incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder; provided that such borrowers and issuers include one or more of the
            --------
Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder; provided that on the date thereof such Debt would not be prohibited
            --------
by clause (b) of the definition of Permitted Debt, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

          "Carlsbad Property" means the 417 acres owned by the Carlsbad
           -----------------
Subsidiary in Carlsbad, California, located in San Diego County.

          "Carlsbad Subsidiary" means Rancho Carillo, Inc., a Delaware
           -------------------
corporation and a Subsidiary of the Company.

          "Change of Control" of the Company shall be deemed to have occurred
           -----------------
upon the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections

13(d) and 14(d) of the Exchange Act), excluding the Management Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the Company; provided, however, that the members of
                                       --------  -------
the Management Group do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), excluding the Management Group, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; provided, however, that the members of the Management
                        --------  -------
Group do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

          "Closing Date" means the date on which the Securities are originally
           ------------
issued.

          "Common Stock" means the common stock, par value $.01 per share, of
           ------------
the Company.

          "Company" means the party named as such above and any
           -------
other obligor until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

          "Consolidated Interest Expense" of the Company means, for any period,
           -----------------------------
the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to the Company's mortgage banking operations, plus the product of (x) the sum of (i) cash dividends paid
                    ----
on any Preferred Stock of the Company plus (ii) cash dividends, the principal
                                      ----
amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by the Company's board of directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Restricted Subsidiary of the Company (other than a Wholly-Owned Restricted Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then
                                                                  -----
current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

          "Consolidated Interest Incurred" of the Company means, for any period,
           ------------------------------
(a) the aggregate amount of interest which, in accordance with generally accepted accounting principles, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to the Company's mortgage banking operations, plus or minus, without duplication, (b)
                                       ---- -- -----
the difference between capitalized interest for such period and the interest component of cost of goods sold for such period, plus (c) the product of (x) the
                                                 ----
sum of (i) cash dividends paid on any Preferred Stock of the Company plus
                                                                     ----

(ii) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by the Company's Board of Directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Restricted Subsidiary of the Company (other than a Wholly-Owned Restricted Subsidiary), times (y) a fraction, the numerator of which is one and
                        -----
the denominator of which is one minus the then current effective aggregate
                                -----
federal, state and local tax rate of the Company, expressed as a decimal.

          "Consolidated Net Income" of the Company, for any period, means the
           -----------------------
net income (loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with generally accepted accounting principles; provided that, without duplication, (i) the net
                                --------
income of any Person, other than a Restricted Subsidiary which is consolidated with the Company, in which any Person other than the Company and its Restricted Subsidiaries has an interest in shall be included only to the extent of the amount of cash dividends or distributions actually paid to the Company or a Restricted Subsidiary during such period, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the net income of any Subsidiary of the Company shall be excluded to the extent such Subsidiary is prohibited, directly or indirectly, from distributing such net income or any portion thereof to the Company or a Restricted Subsidiary, (iv) all extraordinary gains and losses (after taxes) that would be included on an income statement for such period shall be excluded and (v) all gains and losses (after taxes) attributable to Asset Sales shall be excluded; provided that there shall be included in such
                                  --------
net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its Restricted Subsidiaries in cash during such period.

          "Consolidated Non-cash Charges" of the Company means, for any period,
           -----------------------------
the aggregate depreciation, amortization and other non-cash charges (other than reserves or expenses established in anticipation of future cash requirements such as reserves for taxes and uncollectible accounts) of the Company and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with generally accepted accounting principles; provided that
                                                             --------
Consolidated Non-cash Charges shall exclude (i) any charges that are not included for the purpose of determining Consolidated Net Income, (ii) any charges that are included for the purpose of determining Consolidated Interest Expense or Consolidated Tax Expense and (iii) any charges representing capitalized selling, general and administrative expenses that are expensed during such period as cost of goods sold.

          "Consolidated Tangible Assets" of the Company as of any date means the
           ----------------------------
total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves and less the assets securing the payment of Non-Recourse Debt of the Company and its Restricted Subsidiaries) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with generally accepted accounting principles, less: (i) unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

          "Consolidated Tangible Net Worth" of the Company means the Company's
           -------------------------------
Net Worth less unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles.

          "Consolidated Tax Expense" of the Company means, for any period, the
           ------------------------
aggregate of the tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with generally accepted accounting principles.

          "Corporate Trust Office of the Trustee" shall be at the address of the
           -------------------------------------
Trustee specified in Section 11.02 or such other address as the Trustee may give notice of to the Company.

          "Coverage Ratio" of the Company means the ratio of the Company's
           --------------
EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. Notwithstanding clause (ii) of the definition of Consolidated Net Income, if the Debt which is being Incurred is Incurred in connection with an acquisition by the Company or a Restricted Subsidiary, the Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Debt and the EBITDA (x) of the Person becoming a Restricted Subsidiary of the Company or
(y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by the Company or a Restricted

Subsidiary.

          "Debt" means, as to any Person, without duplication, (a) any
           ----
indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments, (c) all indebtedness of such Person to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations of such Person, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, (f) Redeemable Stock of such Person and Preferred Stock of any Subsidiary of such Person, (g) all obligations of such Person with respect to Interest Rate Protection Agreements and (h) all Debt of others guaranteed by such Person. The amount of all Debt of any Person at any date pursuant to clauses (a)-(d) and (f) above shall be as would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles. Notwithstanding the foregoing, "Debt" of the Company shall not include the amount reflected on a consolidated balance sheet of the Company with respect to options to acquire real property which was purchased by the Company and sold to a third party within 360 days of such purchase for consideration at least equal to the amount paid by the Company for such property less an amount equal to the value of such option.

          "Default" means any event which is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "EBITDA" for the Company, for any period, means, without duplication,
           ------
the Consolidated Net Income of the Company plus, to the extent deducted in calculating Consolidated Net Income, the sum of (a) Consolidated Tax Expense,
(b) Consolidated Interest Expense and (c) Consolidated Non-cash Charges.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Existing Debt" means all of the Debt of the Company and its
           -------------
Restricted Subsidiaries that was outstanding on the Closing Date.

          "guarantee" by any Person means any obligation, contingent or
           ---------
otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether by agreement to keep-well or to maintain financial condition or otherwise); provided that the term
                                                  --------
"guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee" means the guarantee of the Company's obligations hereunder
           ---------
made by a Guarantor in favor of the Holders pursuant to the terms of Article 10 hereof.

          "Guarantor" means all of the Restricted Subsidiaries of the Company
           ---------
existing on the date hereof and any person who becomes a guarantor pursuant to
Section 10.03.

          "Holder" or "Securityholder" means a Person in whose name a Security
           ------      --------------
is registered on the Registrar's books.

          "Indenture" means this Indenture, as amended, supplemented or
           ---------
otherwise modified from time to time, in accordance with the terms hereof.

          "Independent Financial Advisor" means a firm (i) which does not, and
           -----------------------------
whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Interest Rate Protection Agreement" means any arrangement with any
           ----------------------------------
other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements; provided that
                                                                   --------
any arrangement which is entered into by the Company or any of its Restricted Subsidiaries in connection with Debt Incurred by the Company or any of its Restricted Subsidiaries shall constitute Permitted Debt.

          "Investment" means, with respect to any Person, any direct or indirect
           ----------
loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued by, any other Person. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
assignment (including any assignment of rights to receive payments of money other than in connection with mortgage banking operations in the ordinary course of business), charge, security interest or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) in respect of such asset and any agreement to grant to any Person any such Lien and any sale and leaseback of any asset.

          "Management Group" means the executive officers of the Company as of
           ----------------
the date of this Indenture, members of their immediate families, certain trusts for their benefit, and legal representatives of, or heirs, beneficiaries or legatees receiving Common Stock (or securities convertible or exchangeable for Common Stock) under, any such person's estate.

          "Material Subsidiary" means any Restricted Subsidiary of the Company
           -------------------
which accounted for 10 percent or more of the Consolidated Tangible Assets or EBITDA of the Company for the fiscal year ending immediately prior to any Default or Event of Default.

          "Mortgage" means a first priority mortgage or first priority deed of
           --------
trust on improved real property.

          "Mortgage Debt" means such mortgage banking debt as would be listed on
           -------------
the consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles.

          "Net Proceeds" with respect to any Asset Sale means (i) cash (in U.S.
           ------------
dollars or freely convertible into U.S. dollars) received by the Company or any of its Restricted Subsidiaries from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale to the Company or any of its Restricted Subsidiaries, whether or not offset by net operating loss and tax credit carry-forwards, (b) payment of all brokerage commissions and the underwriting fees and, without limitation, all other fees and expenses related to such Asset Sale, and (c) deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale, and
(ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash.

          "Net Worth" of the Company means, at any date, the aggregate of
           ---------
capital, surplus and retained earnings of the Company and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles, adjusted to exclude (to the extent included) investments by the Company and its Subsidiaries in joint ventures and the amount of equity attributable to Affiliates other than Restricted Subsidiaries of the Company.

          "Non-Recourse Debt" with respect to any Person means Debt of such
           -----------------
Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt and such property was acquired with the proceeds of such Debt or such Debt was Incurred (i) within 90 days after the acquisition of such property or (ii) in respect of the Carlsbad Property.

          "Officer" means the Chief Executive Officer, the President, any Vice
           -------
President, the Treasurer or the Secretary of the Company or any Guarantor, as applicable.

          "Officers' Certificate" means a certificate signed by two Officers or
           ---------------------
by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company or any Guarantor, as applicable.

          "Opinion of Counsel" means a written opinion from legal counsel who
           ------------------
may be an employee of or counsel for the Company or other counsel reasonably acceptable to the Trustee.

          "Permitted Debt" means:
           --------------


          (a) Debt evidenced by the Securities and the Guarantees;

          (b) Debt Incurred by the Company or any Guarantor under or in respect of a Bank Facility (including any guarantees related thereto) for working capital or general corporate purposes or evidenced by letters of credit; provided that the aggregate amount of all such Debt outstanding at any time
- --------
pursuant to this clause (b) may not exceed $110,000,000;

          (c) Debt Incurred under a Warehouse Facility; provided
                                                        --------
that the amount of such Debt (including funding drafts issued thereunder) outstanding at any time pursuant to this clause (c) guaranteed by the Company or a Restricted Subsidiary may not exceed $30,000,000 and the amount of such Debt (excluding funding drafts issued thereunder) shall not exceed 98% of the value of the Mortgages pledged to secure Debt thereunder;

          (d) Debt of the Company to any Guarantor or of any Restricted Subsidiary of the Company to the Company or to any Guarantor;

          (e) Existing Debt (without duplication of Debt indicated under clauses
(a)-(d) above) of the Company and its Restricted Subsidiaries other than Debt to be repaid from the proceeds of the sale of the Securities;

          (f)  Non-Recourse Debt;

          (g) Debt in respect of performance, completion, guarantee, surety and similar bonds or banker's acceptances provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (h) Additional Debt of the Company or any Guarantor in an amount not exceeding $5,000,000 at any time outstanding;

          (i) Debt referred to in the definition of Interest Rate Protection Agreement; and

          (j)  Refinancing Debt.

          "Permitted Investments" of any Person means Investments of such Person
           ---------------------
in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C or better, (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above; provided that the aggregate amount of all
                                       --------
certificates of deposit issued to the Company at any one time by such bank, trust company or savings and loan association will not exceed $100,000, (iv) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and (vi) in the case of the Company and its Subsidiaries, (1) any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by this Indenture, (2) Investments in any Guarantor, (3) Investments in the Securities or Debt pari passu with the
                                                     ----------
Securities, (4) Investments in evidences of Debt securities or other property received from another Person by the Company or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Debt, securities or other property of such Person held by the Company or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of its Restricted Subsidiaries that were created, in accordance with the terms of this Indenture,
(5) Investments in Interest Rate Protection Agreements which constitute Permitted Debt and (6) Investments in an aggregate amount outstanding not greater than $30,000,000.

          "Permitted Liens" with respect to the Company and its Restricted
           ---------------
Subsidiaries means (i) Liens on assets of the Company or any Restricted Subsidiary of the Company securing Debt which may be incurred pursuant to
Section 4.10 hereof, provided that the aggregate amount of Debt secured by Liens
                     --------
(excluding Non-Recourse Debt of the Company and its Restricted Subsidiaries and Debt outstanding under a Warehouse Facility) may not exceed 40 percent of the Company's Consolidated Tangible Assets; (ii) Liens securing a Warehouse Facility, provided that such Liens shall not extend to any assets other than the
          --------
mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries; (iii) Liens securing Non-Recourse Debt of the Company or any of its Restricted Subsidiaries, provided that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Debt within 90 days of the Incurrence of such Non-Recourse Debt (except that such 90 day limitation shall not apply with respect to the Carlsbad Property) (iv) Liens securing Debt of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary, provided that such Liens were not created in contemplation of such
            --------
merger or consolidation and do not extend to any assets or property of the Company or any Restricted Subsidiary, other than the surviving Person and its Subsidiaries; (v) Liens on assets or property acquired by the Company or a Restricted Subsidiary, provided that such Liens were not created in
                       --------
contemplation of such acquisition and do not extend to any other assets or property (other than proceeds of such acquired assets or property); (vi) Liens in respect of Interest Rate Protection Agreements which constitute Permitted Debt; (vii) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles; (viii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business; (ix) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (xi) attachment or judgment Liens not giving rise to a Default or Event of Default; (xii) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; (xiii) leases or subleases granted to others not materially interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xiv) Liens securing Refinancing Debt; provided that such Liens only extend to the assets securing the Debt being
      --------
refinanced, such refinanced Debt was previously secured and such Liens do not extend to any other assets of the Company or the assets of any of the Company's other Subsidiaries; (xv) Liens securing Purchase Money Obligations (including capitalized lease obligations); (xvi) Liens existing on the date hereof; (xvii) any contract to sell an asset provided such sale is otherwise permitted under this Indenture; and (xviii) Liens on property or assets of any Restricted Subsidiary securing Debt of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries of the Company.

          "Person" means any individual, corporation, partnership, association,
           ------
trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

          "Preferred Stock" means, with respect to any Person, any and all
           ---------------
shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock.

          "principal" of a debt security means the principal of the security
           ---------
plus the premium, if any, on the security.

          "Purchase Money Obligations" means Debt of any Person secured by Liens
           --------------------------
(i) on property purchased, acquired, or constructed by such Person or its Subsidiaries after the date of this Indenture and used in the ordinary course of business by such Person and (ii) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the property so acquired and improvements thereof; provided that such Debt is incurred no later than 90 days after the acquisition of such property or completion of such construction or improvements.

          "Redeemable Stock" means, with respect to any Person, any class or
           ----------------
series of Capital Stock of such Person that is redeemable at the option of the holder (except pursuant to a change in control provision that does not (i) cause such Capital Stock to become redeemable in circumstances which would not constitute a Change of Control and (ii) require the Company to pay the redemption price therefor prior to the Change of Control Repurchase Date) or is subject to mandatory redemption or otherwise matures prior to the final stated maturity of the Securities.

          "Refinancing Debt" means Debt that refunds, refinances or extends any
           ----------------
Securities, Existing Debt (other than Existing Debt to be repaid with the net proceeds of the offering of the Securities) or other Debt Incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Debt is subordinated to the Securities to the same extent as the Debt being refunded, refinanced or extended, if at all, (ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended, or (b) after the maturity date of the Securities, (iii) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Debt being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Securities and (iv) the gross proceeds of such Refinancing Debt are an amount that is equal to or less than the aggregate principal amount then outstanding under the Debt being refunded, refinanced or extended (plus the premiums or other payments paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a renewal, extension, substitution, refunding, refinancing, redemption, repurchase or replacement pursuant to the terms of the Debt being renewed, extended, substituted, refunded, refinanced, amended, modified, supplemented, redeemed, repurchased or replaced) and the expenses incurred in connection therewith).

          "Restricted Payments" means with respect to the Company or any
           -------------------
Restricted Subsidiary (i) the declaration or payment of any dividend or other distribution on any shares of such Person's Capital Stock (except (x) dividends or distributions in additional shares of Capital Stock of the Company other than Redeemable Stock or (y) the declaration or payment of any dividend or other distribution by a Restricted Subsidiary to the Company or another Restricted Subsidiary), (ii) any payment on account of the purchase, redemption or other acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock, except, in each case, Capital Stock held by the Company or a Restricted Subsidiary, (iii) any Investment (other than a Permitted Investment) in any Person, or (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement, prior to scheduled principal payment or scheduled maturity, of Subordinated Debt of the Company or its Restricted Subsidiaries.

          "Restricted Subsidiary" means any Subsidiary which is not an
           ---------------------
Unrestricted Subsidiary.


          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities" means the Securities described above issued under this
          ----------
Indenture.

          "Subordinated Debt" means, with respect to the Company and its
           -----------------
Restricted Subsidiaries, all Debt of such Person which is, pursuant to its terms, expressly subordinated in right of payment to the Securities or the Guarantees (other than Debt held by the Company or a Restricted Subsidiary).

          "Subsidiary" means, with respect to any Person, (i) any corporation or
           ----------
entity of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or (ii) any partnership or joint venture at least a majority of the voting power of which is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof or a successor thereto.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.
           ---

Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

          "Trust Officer" means any officer of the Trustee assigned by the
           -------------
Trustee to administer its corporate trust matters.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it and thereafter means the successor.

          "Unrestricted Subsidiary" means each of the Subsidiaries of the
           -----------------------
Company (other than a Guarantor) so designated by a resolution adopted by the Board of Directors of the Company as provided below; provided that (a) neither
                                                     --------
the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any direct or indirect credit support for any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (2) is directly or indirectly liable for any Debt of such Subsidiary, and (b) the creditors with respect to Debt for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Debt of such Subsidiary. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation will be deemed
                         --------
to be an Incurrence by the Company and its Restricted Subsidiaries of the Debt (if any) of such redesignated Subsidiary for purposes of Section 4.10 hereof as of the date of such redesignation, (ii) any Debt of such Unrestricted Subsidiary could then be Incurred in accordance with Section 4.10 on the date of such redesignation and (iii) the Liens of such Unrestricted Subsidiary could then be incurred in accordance with Section 4.13 hereof as of the date of such redesignation. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) all previous Investments by the Company and its Restricted
- --------
Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.11 hereof, (ii) the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Coverage Ratio test contained in Section 4.10 hereof and (iii) no Default or Event of Default shall have occurred or be continuing. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations.

          "U.S. Government Obligations" means direct non-callable obligations
           ---------------------------
of, or non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "Voting Stock" means with respect to any Person, Capital Stock of any
           ------------
class or kind normally entitled to vote in the election of the board of directors or other governing body of such Person.

          "Warehouse Facility" means a Bank Facility to finance the making of
           ------------------
mortgage loans originated by the Company or any of its Subsidiaries.

          "Weighted Average Life to Maturity" means, when applied to any Debt or
           ---------------------------------
portion thereof, if applicable, at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Debt or portion thereof, if applicable, into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary
           ----------------------------------
of the Company of which 100% of the outstanding Capital Stock is owned by one or more Wholly Owned Restricted Subsidiaries of the Company or by the Company and one or more Wholly Owned Restricted Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

SECTION 1.02.  Other Definitions.
               -----------------


           Term                                     Defined in Section
           ----                                     ------------------

     "Bankruptcy Law"..................................     6.01
     "business day"....................................    11.07
     "Change of Control Notice"........................     4.08
     "Change of Control Price".........................     4.08
     "Change of Control Repurchase
         Date".........................................     4.08
     "Change of Control Repurchase


         Right"........................................     4.08
     "Custodian".......................................     6.01
     "Discharged"......................................     8.01
     "Event of Default"................................     6.01
     "Incur"...........................................     4.10
     "Legal Holiday"...................................    11.07
     "Minimum Net Worth"...............................     4.09
     "Net Proceeds Offer"..............................     4.15
     "Net Proceeds Offer Notice".......................     4.15
     "Net Worth".......................................     4.09
     "Net Worth Notice"................................     4.09
     "Net Worth Offer".................................     4.09
     "Net Worth Offer Amount"..........................     4.09
     "Net Worth Price".................................     4.09
     "Net Worth Repurchase Date".......................     4.09
     "Net Worth Repurchase Right"......................     4.09
     "Paying Agent"....................................     2.03
     "Purchase Amount".................................     4.15
     "Registrar........................................     2.03
     "Successor".......................................     5.01
     "Trigger Date"....................................     4.09

SECTION 1.03.  Incorporation by Reference of Trust
             Indenture Act.
             -----------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural and in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.


                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Form and Dating.
               ---------------

          The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02.  Execution and Authentication.
               ----------------------------

          Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $150,000,000, upon a written order or orders of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of such Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount of Securities issued pursuant to this paragraph except as provided in
Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars and one or more additional paying agents without notice and may act in any such capacity on its own behalf. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

          The Company initially appoints the Trustee as Paying Agent and Registrar.

SECTION 2.04.  Paying Agent to Hold Money in
               Trust.
               -----------------------------

          Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by such

Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, such Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.05.  Securityholder Lists.
               --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names, addresses and tax identification numbers of Securityholders.

SECTION 2.06.  Transfer and Exchange.
               ---------------------

          Where Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.10, 3.06 or 9.05 not involving any transfer.

SECTON 2.07.  Replacement Securities.
              ----------------------

          If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. If required by the Trustee or the Company, an indemnity bond must be sufficient, in the judgment of both, to protect the Company, the Trustee, or any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge for its expenses in replacing a Security.

          In case any such mutilated, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

          Every replacement Security is an additional obligation of the Company.

 SECTION 2.08.  Outstanding Securities.
                ----------------------

          Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a bona fide purchaser.
                                               ---- ----

          If the Paying Agent (other than the Company) holds on a redemption date, repurchase date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

SECTION 2.09.  Securities Held by the Company or an Affiliate.
               ----------------------------------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or a Subsidiary or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.  Temporary Securities.
               --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

2.11.  Cancellation.
       ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and may destroy cancelled Securities and deliver a certificate of any such destruction to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

2.12.  Defaulted Interest.
       ------------------

          If and to the extent the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest. It may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.


                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.
               ------------------

          If the Company wants to redeem a portion of the Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee at least 60 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed.

SECTION 3.02.  Selection of Securities to Be Redeemed.
               --------------------------------------

          If less than all the Securities are to be redeemed, the Trustee shall select the particular Securities (or portion thereof) to be redeemed on either a pro rata basis or by lot or such other method as the Trustee shall determine, such determination to be final and conclusive for all purposes hereunder, but in any event, in such manner as complies with applicable legal and stock exchange requirements. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.
               --------------------

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities and the principal amount thereof to be redeemed and shall state:

          (1)  the redemption date;

          (2) the redemption price (including the amount of accrued interest to be paid on the Securities called for redemption);

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

          (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event the Company will provide the Trustee with the information required by clauses
(1) through (5).

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price and, on and after such date (unless the Company shall default in the payment of the redemption price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

SECTION 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or before 12:00 Noon on the redemption date, the Company shall deposit with the Paying Agent money in funds immediately available on the redemption date sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

SECTION 3.06.  Securities Redeemed in Part.
               ---------------------------

          Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.
               ---------------------

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due.

          The Company shall pay interest on overdue principal at the rate borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate to the extent not prohibited by applicable statute or case law.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner
- --------  -------
relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, an agency of the Company in accordance with Section 2.03.

SECTION 4.03.  SEC Reports.
               -----------

          The Company shall deliver to the Trustee and mail to each Holder within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with respect to the Company and the Guarantors, if any, which the Company and the Guarantors may be required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA (S) 314(a).

          Notwithstanding that neither the Company nor any of the Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors will continue to file with the SEC and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Guarantors as are required under Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the SEC as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective holder.

SECTION 4.04.  Compliance Certificate.
               ----------------------

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signatories know of any Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default, the certificate shall describe the Default and its status.

SECTION 4.05.  Stay, Extension and Usury Laws.
               ------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.  Corporate Existence.
               -------------------

          Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises to the Company and its Restricted Subsidiaries; provided, however, that the Company
                                             --------  -------
shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary if, in the judgment of the Board of Directors of the Company, (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Restricted Subsidiary does not have a material adverse impact on the Holders.

SECTION 4.07.  Notice of Default.
               -----------------

          In the event that any Default under Section 6.01 hereof shall occur the Company will give prompt written notice of such Default to the Trustee.

SECTION 4.08.  Change of Control.
               -----------------

          (a) In the event that there shall occur a Change of Control of the Company, each Holder of a Security shall have the right (a "Change of Control Repurchase Right") upon receipt of a Change of Control Notice (as defined below), at such Holder's option, to require the Company to repurchase any Securities of such Holder or any portion of the principal amount thereof which is $1,000 or any integral multiple thereof, on the date (the "Change of Control Repurchase Date") that is 45 days after the date of the Change of Control Notice, or, if such 45th day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, unless otherwise required by applicable law, at a price equal to 101% of the principal amount thereof, plus accrued interest to the Change of Control Repurchase Date (the "Change of Control Price"). The right to require the repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 8.

          (b) Within 30 days after the occurrence of a Change of Control, the Company, or, at the request of the Company, the Trustee, shall give notice of the occurrence of the Change of Control and of the Change of Control Repurchase Right set forth herein to each Holder (the "Change of Control Notice"). The Company shall also deliver a copy of the Change of Control Notice to the Trustee. Any such notice shall contain all instructions and materials necessary to enable such Holders to deliver Securities pursuant to the Change of Control Repurchase Right including, without limitation, the following:

          (1) the Change of Control Repurchase Date;

          (2) the date by which the Change of Control Repurchase Right must be exercised;

          (3)  the Change of Control Price;

          (4) that Securities are to be surrendered for payment of the Change of Control Price; and

          (5) that the exercise of the Change of Control Repurchase Right is irrevocable.

          (c) To exercise a Change of Control Repurchase Right a Holder shall deliver to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the notice referred to above on or before the 30th day after the date of the Change of Control Notice, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased and a statement that an election to exercise the Change of Control Repurchase Right is being made thereby, and (ii) the Securities with respect to which the Change of Control Repurchase Right is being exercised, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent) or such Paying Agent a nontransferable receipt of deposit evidencing such deposit. Such written notice shall be irrevocable.

          If the Change of Control Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repurchased will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

          (d)In the event a Change of Control Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the applicable Change of Control Price with respect to the Securities as to which the Change of Control Repurchase Right shall have been exercised to the Holder on the Change of Control Repurchase Date.

          (e)On or prior to a Change of Control Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with
Section 2.04) an amount of money sufficient to pay the Change of Control Price payable in respect of all of the Securities which are to be repurchased on that date.

          (f) Both the notice of the Company and the notice of the Holder having been given as specified in this Section 4.08, the Securities so to be repurchased shall, on the Change of Control Repurchase Date, become due and payable at the Change of Control Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Change of Control Price) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Change of Control Repurchase Date at the rate borne by such Security.

          (g) Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to this

Section 4.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

          (h) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

SECTION 4.09.  Maintenance of Net Worth.
               ------------------------

          (a) In the event that the Company's Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Trigger Date") is less than $20,000,000 (the "Minimum Net Worth"), then the Company shall make an offer to all Holders (a "Net Worth Offer") to acquire on a pro rata basis on the date (the "Net Worth Repurchase Date") that is 45 days following the date of the Net Worth Notice (as defined below), Securities in an aggregate principal amount equal to 10% of the initial outstanding principal amount of the Securities (or if less than 10% of the aggregate principal amount of the Securities originally issued are then outstanding, all the Securities outstanding at the time) (the "Net Worth Offer Amount") at a purchase price of 100% of the principal amount thereof, plus accrued interest to the Net Worth Repurchase Date (the "Net Worth Price"). The Company may credit against the Net Worth Offer Amount the principal amount of Securities acquired by the Company prior to the Trigger Date through purchase, optional redemption or exchange. The Company, however, may not credit a specific Security in more than one Net Worth Offer. In no event shall the failure to meet the Minimum Net Worth at the end of any fiscal quarter be counted toward the making of more than one Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this Section 4.09 and shall notify the Trustee in writing if its Net Worth is equal to or less than the Minimum Net Worth for any fiscal quarter.

          (b) Within 30 days after the Trigger Date, the Company, or, at the request of the Company, the Trustee, shall give notice of the Net Worth Offer to each Holder (the "Net Worth Notice"). The Company shall also deliver a copy of the Net Worth

Notice to the Trustee. Any such notice shall contain all instructions and materials necessary to enable such Holders to deliver Securities pursuant to the Net Worth Offer including, without limitation, the following:

          (1)  the Net Worth Repurchase Date;

          (2) the date by which the Net Worth Offer must be accepted by a Holder;

          (3) the Net Worth Price and the Net Worth Offer Amount; and

          (4) that Securities are to be surrendered for payment of the Net Worth Price.

          (c) To accept a Net Worth Offer a Holder shall deliver to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Net Worth Notice, on or before the 30th day after the date of the Net Worth Notice, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's acceptance of such offer, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased, a statement that an acceptance of the Net Worth Offer is being made thereby and (ii) the Securities with respect to which the Net Worth Offer is being accepted, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent) or such Paying Agent a nontransferable receipt of deposit evidencing such deposit. Such written notice may be withdrawn upon further written notice delivered to the Trustee on or prior to the third day preceding the Net Worth Repurchase Date.

          If the Net Worth Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repurchased will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

          (d) In the event a Net Worth Offer is accepted in accordance with the terms hereof, the Company shall pay or cause to be paid the applicable Net Worth Price with respect to the Securities as to which the Net Worth Offer shall have been accepted (on a pro rata basis up to the Net Worth Offer Amount, plus accrued interest) to the Holder on the Net Worth Repurchase Date.

          (e) On the Net Worth Repurchase Date, the Company shall deliver to the Trustee the amount of Securities to be credited against the Net Worth Offer Amount and shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) an amount of money sufficient to pay the Net Worth Price payable in respect of all of the Securities which are to be repurchased on that date, but in no event shall the Company be obligated to deposit an amount in excess of the Net Worth Offer Amount, plus accrued interest.

          (f) Both the notice of the Company and the notice of the Holder having been given as specified in this Section 4.09, the Securities to be repurchased shall, on the Net Worth Repurchase Date, become due and payable at the Net Worth Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Net Worth Price) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal and interest (to the extent lawful) shall, until paid, bear interest from the Net Worth Repurchase Date at the rate borne by such Security.

          (g) Any Security which is to be submitted for repurchase only in part shall be delivered (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

          (h) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

SECTION 4.10.  Limitation on Debt.
               ------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for ("Incur") any Debt, except Permitted Debt.

          Notwithstanding the foregoing, and subject to the immediately succeeding paragraph, the Company and its Restricted Subsidiaries may Incur Debt if, at the time such Debt is so Incurred and after giving effect thereto and the application of the proceeds therefrom, the Company's Coverage Ratio shall not be less than 2.0 to 1.0.

          The Company will not, and will not cause or permit any Guarantor to, directly or indirectly, Incur any Debt that purports to be by its terms (or by the terms of any agreement governing such Debt) subordinated to any other Debt of the Company or of such Guarantor, as the case may be, unless such Debt is also by its terms (or by the terms of any agreement governing such Debt) made expressly subordinated to the Securities or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Debt is subordinated to such other Debt.

          For purposes of this Section 4.10, any waiver, extension or continuation of any or all mandatory prepayments or installment payments or the maturity date of any of the Debt Incurred pursuant to this Section 4.10 shall not be or be deemed to be the Incurrence of Debt by the Company or its Restricted Subsidiaries.

SECTION 4.11.  Limitation on Restricted Payments.
               ---------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto:

          (a) an Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing;

          (b) the Company would be unable to Incur $1.00 of additional Debt under the second paragraph set forth under Section 4.10; or

          (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries (the amount expended or distributed for such purposes, if other than cash, to be determined in good faith by the Board of Directors of the Company) from and after the date of this Indenture shall exceed the sum of:

     (i) the aggregate of 50% of the Consolidated Net Income of the Company accrued for the period (taken as one accounting period) commencing with April 1, 1996 to and including the first full month ended immediately prior to the date of such calculation (or, in the event Consolidated Net Income is a deficit, then minus 100% of such deficit);

               (ii) the aggregate net proceeds (the amount of such proceeds, if other than in cash, to be determined in good faith by the Board of Directors of the Company) received by the Company from the issuance or sale (other than to a Subsidiary of the Company) of its Capital Stock (other than Redeemable Stock), including the principal amount of any convertible or exchangeable notes or other convertible or exchangeable securities that are converted or exchanged into Capital Stock, from and after the date of this Indenture, and options, warrants and rights to purchase its Capital Stock (other than Redeemable Stock);

               (iii) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the date of this Indenture (excluding any Investment described in clause (iv) of the following paragraph, but including upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition of such Investment; and

               (iv)  $5,000,000.

          The foregoing paragraphs will not prevent (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net
                              --------  -------
proceeds that are
utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (ii) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Debt by exchange for, or out of the net cash proceeds of, a substantially concurrent
(x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of (A) Capital Stock (other than Redeemable Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net proceeds that
              --------  -------
are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (ii) of the preceding paragraph; or (B) Debt of the Company issued to any Person (other than a Subsidiary of the
Company), so long as such Debt (x) has no stated maturity earlier than        ,
2006, (y) has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Securities and (z) is subordinated to the Securities in the same manner and at least to the same extent as the Subordinated Debt so purchased, exchanged, redeemed, acquired or retired; (iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.15; (v) so long as no Default or Event of Default has occurred and is continuing, the repurchase or redemption of shares of Capital Stock from any officer, director or employee of the Company or its Restricted Subsidiaries whose employment has been terminated or who has died or become disabled in an aggregate amount not to exceed $250,000 per annum; and
(vi) so long as no Default or Event of Default shall have occurred and be continuing, the making of Restricted Payments in an aggregate amount not to exceed $5,000,000, provided that amounts paid pursuant to clauses (v) and (vi) (but not clauses (i), (ii), (iii) or (iv)) shall reduce amounts available for future Restricted Payments.

SECTION 4.12.  Limitation on Dividends and Other
               Payment Restrictions Affecting
               Restricted Subsidiaries.
               ---------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries; (b) make payments in respect of any Debt owed to the Company or any of its Restricted Subsidiaries; or (c) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; provided,
                                                                 --------
however, that the following restrictions shall not be
- -------
prohibited pursuant to this Section 4.12: (i) those contained in this Indenture, a Bank Facility, a Warehouse Facility, any Non-Recourse Debt Incurred by the Carlsbad Subsidiary (to the extent that restrictions in such Non-Recourse Debt apply only to the Carlsbad Subsidiary or any Subsidiary thereof) and Refinancing Debt (to the extent restrictions contained in such Refinancing Debt are not more restrictive than those contained in the Debt being refinanced);
(ii) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company, provided that such
                                                            --------
encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Restricted Subsidiary of the Company and do not extend to any other property of the Company or another of its Restricted Subsidiaries; (iii) restrictions contained in security agreements permitted by this Indenture securing Debt permitted by this Indenture to the extent such restrictions restrict the transfer of assets subject to such security agreements; (iv) any encumbrance or restriction consisting of customary non-assignment provisions in leases to the extent such provisions restrict the transfer of the leases; (v) any encumbrance or restriction pursuant to an agreement in effect on the date of this Indenture; or (vi) any restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary.

SECTION 4.13.  Limitation on Liens.
               -------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien upon or with respect to any of the assets of the Company or any such Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, other than Liens which constitute Permitted Liens at the date such Liens are created, unless contemporaneously therewith or prior thereto all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

 SECTION 4.14.  Transactions with Affiliates.
                ----------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transactions with Affiliates of the Company unless (i) such transactions are between or among the Company and its Restricted Subsidiaries, (ii) such transactions are in the ordinary course of business and consistent with past practice or (iii) the terms of such transactions are as fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, as in a comparable transaction made on an arm's-length basis between unaffiliated parties. In the event of any transaction or series of transactions occurring subsequent to the Closing Date with an Affiliate of the Company which involves in excess of $2,500,000 and is not permitted under clause (i) or (ii) of the preceding sentence, all of the disinterested members of the Board of Directors shall by resolution determine that such transaction or series of transactions meets the criteria set forth in clause (iii) of the preceding sentence. In the event of any transaction or series of transactions occurring subsequent to the Closing Date with an Affiliate of the Company which involves in excess of $10,000,000 and is not permitted under clause (i) above, the Company will be required to deliver to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, such provisions do not prohibit and will not apply to (1) any Restricted Payment which is permitted by Section 4.11 or (2) the payment of compensation to directors of the Company who are not employees of the Company and wages and other compensation to officers of the Company or any of its Subsidiaries.

SECTION 4.15.  Limitation on Asset Sales.
               -------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the board of directors of the Company) of the assets disposed of, and (ii) the consideration for such Asset Sale consists of at least 85% cash; provided that (x) the amount of liabilities assumed by the
                      --------
transferee, (y) any notes or other obligations received by the Company or such Restricted Subsidiary and immediately converted into cash or (z) with respect to the sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, the amount of liabilities that remain the obligation of such Restricted Subsidiary subsequent to such sale or other disposition, shall be deemed to be "cash".

          (b) Within 12 months from the date that any Asset Sale is consummated, the Net Proceeds thereof shall be reinvested in Additional Assets or applied to the redemption or repurchase of Debt of the Company which ranks pari passu with
                                                                ----------
the Securities or Debt of a Restricted Subsidiary of the Company which is not subordinated to other debt of such Restricted Subsidiary (which, in each case, shall be a permanent reduction of such Debt). To the extent that the Net Proceeds of an Asset Sale are not so applied, the Company or such Restricted Subsidiary, as the case may be, shall, within 30 days from the expiration of such 12-month period, use the remaining Net Proceeds (less any amounts used to pay reasonable fees and expenses connected with a Net Proceeds Offer (as defined below)) to make an offer (a "Net Proceeds Offer") to repurchase the Securities at a price equal to 100% of the principal amount thereof, plus accrued interest to the date of such repurchase, which date shall be the 45th day after the date of the Net Proceeds Offer Notice (the "Net Proceeds Repurchase Date"), in accordance with the provisions of clause (c) below.

          Notwithstanding the foregoing, the Net Proceeds of an Asset Sale are not required to be applied in accordance with the preceding paragraph, unless and until the aggregate Net Proceeds for all such Asset Sales in a 12-month period exceeds $1,000,000.

          (c) If the Company or one of its Restricted Subsidiaries is required to make a Net Proceeds Offer pursuant to clause (b) above, the Company or such Restricted Subsidiary, or, at the request of the Company, the Trustee, shall give notice of the Net Proceeds Offer to each Holder (the "Net Proceeds Offer Notice"). The Company shall also deliver a copy of the Net Proceeds Offer Notice to the Trustee. Any such notice shall contain all instructions and materials necessary to enable such Holders to deliver Securities pursuant to the Net Proceeds Offer including, without limitation, the following:

          (1) the Net Proceeds Repurchase Date,

          (2) the date by which the Net Proceeds Offer must be accepted;

          (3) the applicable amount of Net Proceeds being applied to the repurchase of Securities in the Net Proceeds Offer (the "Purchase Amount"); and

          (4) that Securities are to be surrendered for payment.

          To accept a Net Proceeds Offer a Holder shall deliver to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the notice referred to above on or before the 30th day after the date of the Net Proceeds Offer, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's acceptance of the Net Proceeds Offer, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased and a statement that an election to accept the Net Proceeds Offer is being made thereby and (ii) the Securities with respect to which the Net Proceeds Offer is being accepted, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent) or such Paying Agent a nontransferable receipt of deposit evidencing such deposit. Such written notice may be withdrawn upon further written notice to the Trustee on or prior to the third day preceding the Net Proceeds Repurchase Date.

          If the Net Proceeds Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repurchased will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

          In the event a Net Proceeds Offer shall be accepted in accordance with the terms hereof, the Company shall pay or cause to be paid the pro rata portion of the Purchase Amount with respect to the Securities as to which the Net Proceeds Offer shall have been accepted to the Holder on the Net Proceeds Repurchase Date.

          On or prior to a Net Proceeds Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) an amount of money equal to the Purchase Amount.

          Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities to be repurchased shall, on the Net Proceeds Repurchase Date, become due and payable and from and after such date (unless the Company shall default in the payment of the Purchase Amount) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal and interest shall, until paid, bear interest from the Net Proceeds Repurchase Date at the rate borne by such Security.

          Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to this provision (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

          If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable.

          (d) Any amount of Net Proceeds remaining after a Net Proceeds Offer shall be returned by the Trustee to the Company and may be used by the Company for any purpose not inconsistent with the Indenture.


SECTION 4.16.  Additional Guarantors.
               ---------------------

          The Company shall cause any Subsidiary with a net book value greater than $10,000,000 which is designated as a Restricted Subsidiary to, simultaneously with its designation as a Restricted Subsidiary, execute and deliver (i) a supplemental indenture to this Indenture, providing for the guarantee of payment of the Securities by such Subsidiary pursuant to the terms of Article Ten hereof and Exhibit B hereto and (ii) a guarantee in the form of Exhibit B hereto.

                                  ARTICLE FIVE

                                   SUCCESSORS

SECTION 5.01.  When Company May Merge, etc.
               ---------------------------

          Neither the Company nor any Guarantor shall consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Securities, the Guarantees or this Indenture (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person or permit any of its Restricted Subsidiaries to do any of the foregoing (in each case other than with the Company or another wholly owned Restricted Subsidiary) unless:

          (1) the person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia;

          (2) the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Guarantor, as the case may be, under the Securities or such Guarantor's Guarantee, as the case may be, and this Indenture;

          (3) immediately after giving effect to such transaction no Default or Event of Default has occurred and is continuing;

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction; and

          (5) in the case of a transaction involving the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Coverage Ratio of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be such that the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be entitled to Incur at least $1.00 of additional Debt under such Coverage Ratio test set forth in Section 4.10.

The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Guarantor with or into another person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Guarantor, that results in such Guarantor being released from its Guarantee as provided under its Guarantee.

          Notwithstanding the foregoing, clauses (4) and (5) shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the board of directors of the Company) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the restrictions of this Section 5.01.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02.  Successor Substituted.
               ---------------------

          Upon any consolidation, merger, sale, assignment, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein. When the Successor assumes all obligations of the Company hereunder, all obligations of the predecessor shall terminate.


                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.
               -----------------

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon acceleration or otherwise;

          (3) the Company or any Guarantor fails to comply with any of its other agreements in the Securities, the Guarantees or this Indenture and the default continues for the period and after the notice specified below;

          (4) an event of default shall have occurred under one or more evidences of Debt of the Company or any of its Restricted Subsidiaries (other than Non-Recourse Debt) with an outstanding aggregate principal amount of $5,000,000 or more, whether such Debt now exists or is created hereafter, which event of default (i) consists of the failure by the Company or any Restricted Subsidiary to make any payment in respect of such Debt at its final maturity or (ii) results in the acceleration of such Debt, which acceleration shall be in effect;

          (5) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate are rendered against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain unstayed, unsatisfied or undischarged for the period and after the notice specified below;

          (6) any Guarantee of a Material Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Guarantee and this Indenture);

          (7) the Company or any of its Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors;
          or

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company in an involuntary case,

               (B) appoints a Custodian of the Company for all or substantially all of its property, or

               (C) orders the liquidation of the Company,

     and the order or decree remains unstayed and in effect for 90 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A default under clause (3) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company of the default and the Company does not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". If the Holders of 25% in principal amount of Securities then outstanding request the Trustee to give such notice on their behalf, the Trustee shall do so.

          The Trustee shall not be deemed to have notice of any Default hereunder unless it shall have actual knowledge of such Default or it shall have received written notice thereof making specific reference to such Default as a Default.

SECTION 6.02.  Acceleration.
               ------------

          If an Event of Default (other than an Event of Default specified in
Section 6.01(7) or Section 6.01(8), with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or Section 6.01(8), with respect to the Company occurs, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or
- ---- -----
other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

SECTION 6.03.  Other Remedies.
               --------------

          Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

SECTION 6.04.  Waiver of Past Defaults.
               -----------------------

          Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences. When a Default is waived, it is cured and ceases; but no such waiver shall extend to any other default.

SECTION 6.05.  Control by Majority.
               -------------------

          The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.  Limitation on Suits.
               -------------------

          Except as provided in Section 6.07, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the Securities then outstanding make a written request to the Trustee to institute proceedings in respect of such Event of Default;

          (3) such Holder or Holders offer to the Trustee reasonable indemnity against any loss, liability or expense (including reasonable attorneys' fees);

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.  Rights of Holders to Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

SECTION 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Securities in any such proceeding.

SECTION 6.10.  Priorities.
               ----------

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;
          -----

          Second:  to Securityholders for amounts due and unpaid on the
          ------
     Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     Third:  to the Company.
     -----

          The Trustee may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section.

SECTION 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.


                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the content thereof.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, including reasonable attorneys' fees.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be required to give any bond or surety with respect to the execution of its rights and powers or with respect to this Indenture.

          (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements as aforesaid.

SECTION 7.02.  Rights of Trustee.
               -----------------

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) It shall not be the duty of the Trustee, except as expressly provided herein, to ensure that any duties or obligations herein imposed upon the Company or any other Person are performed, and, except as expressly provided herein, the Trustee shall not be liable or responsible for the failure of any other Person to perform any act required of it or them by this Indenture.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.  Notice of Defaults.
               ------------------

          If a Default occurs and is continuing and if it is actually known to the Trustee or the Trustee has received written notice thereof, the Trustee shall mail to each Securityholder a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

 SECTION 7.06.  Reports by Trustee to Holders.
                -----------------------------

          If required by TIA (S) 313(a), within 60 days after each May 15 beginning with May 15, 1996, the Trustee shall mail to each Securityholder as required by TIA (S) 313(c) a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any loss or liability (including the fees and expenses of counsel) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          Notwithstanding the replacement of the Trustee pursuant to Section 7.08, the Company's obligation to compensate the retiring Trustee under Section 7.07, for services rendered prior to its retirement shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.
               --------------------------------

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

SECTION 7.11.  Preferential Collection of Claims
               Against Company.
               ---------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                 ARTICLE EIGHT

                                   DEFEASANCE

SECTION 8.01.  Defeasance upon Deposit of Moneys
               or U.S. Government Obligations.
               ---------------------------------

          This Indenture and the Guarantees shall cease to be of further effect (except that the Company's obligations under Sections 7.07 and 8.05 hereof shall survive) when all outstanding Securities theretofore authenticated and issued (other than Securities which have been destroyed, lost or stolen and which have been replaced as provided in Section 2.07 hereof) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

          Notwithstanding the first paragraph of this Section 8.01, at the Company's option indicated by notice to the Trustee, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.06 through 4.15 and shall cease to be subject to the provisions of Section 6.01(3) with respect to Sections 4.06 through 4.15 and
Section 6.01(4) with respect to the Securities at any time after the conditions set forth below have been satisfied:

          (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments of interest or principal are due;

          (2) the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (3) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

          (5) the Company shall have delivered to the Trustee an Officers Certificate stating that the conditions set forth in this Section 8.01 have been satisfied or complied with.

          "Discharged" shall mean that the Company and each Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture and the Guarantees relating to the Securities (and the Trustee, upon the request of the Company and at the expense of the Company, shall execute proper instruments acknowledging the same).

SECTION 8.02.  Termination of the Obligations
               Pursuant to Redemption.
               ------------------------------

          The Company and each Guarantor may terminate its obligations under the Securities, this Indenture and the Guarantees (except that the Company's obligations under Sections 7.07 and 8.05 hereof shall survive) and the Company and the Guarantors shall be deemed to have been Discharged from its Obligations with respect to the Securities and the Guarantees if:

          (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; provided that the
                                                        --------
     Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities;

          (c) no Default of Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; and

          (d) the Company shall have paid all other sums payable by it hereunder;

          (e) the Company shall have delivered to the Trustee an Officers' Certificate stating that the conditions set forth in this Section 8.02 have been complied with.

SECTION 8.03.  Survival of Company's Obligations.
               ---------------------------------

          Notwithstanding the satisfaction and discharge of the Indenture under
Section 8.01 or Section 8.02, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.05, 7.07, 7.08, 8.04, 8.05 and 8.06, however, shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.04.  Application of Trust Money.
               --------------------------

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

 SECTION 8.05.  Repayment to Company.
                --------------------

          The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person.

          The Company shall indemnify Trustee to the fullest extent permissible by law for the Trustee's failure to comply with any abandoned property or escheat law by acting in accordance with this Section 8.05.

SECTION 8.06.  Reinstatement.
               -------------

          If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sec-
tion 8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however,
                                                             --------  -------
that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee.

                                  ARTICLE NINE

                                   AMENDMENTS

SECTION 9.01.  Without Consent of Holders.
               --------------------------

          The Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture, the Securities or the Guarantees without notice to or the consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency; provided
                                                                        --------
     that such amendment or supplement does not adversely affect the rights of any Securityholder;

          (2)  to comply with Section 5.01;

          (3) to provide for uncertificated Securities in addition to certificated Securities;

          (4) to make any change that does not materially adversely affect the rights of any Securityholder hereunder;

          (5) to comply with the qualification of this Indenture under the TIA;
     or

          (6) to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company or to reflect additional Guarantors.

          For the purposes of Section 9.01, the Trustee may, in its discretion, determine whether or not the Holder of any Securities would be materially adversely affected by any amendment or supplement to this Indenture and any such determination shall be conclusive upon every Holder, whether theretofore or thereafter entered into. The Trustee shall, subject to the express provisions of this Indenture, not be liable for any such determination made in good faith and shall be entitled to, and may rely upon, an Opinion of Counsel with respect thereto.

SECTION 9.02.  With Consent of Holders.
               -----------------------

          The Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture, the Securities or the Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding.
Subject to Section 6.07, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Securities or the Guarantees without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change the time for payment of interest on any Security;

          (3) reduce the principal of or change the fixed maturity of any Security (including, without limitation, the optional redemption provisions, but excluding Sections 4.08, 4.09 and 4.15);

          (4) waive a Default or Event of Default in the payment of principal of or interest on any Security;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change in Section 6.04, Section 6.07 or Section 9.02;

          (7) adversely modify the terms and conditions of the obligations of the Guarantors or ranking or priority of the Securities or any Guarantee; or

          (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms hereof.

          Promptly after an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

 SECTION 9.03.  Compliance with Trust Indenture Act.
                -----------------------------------

          Every amendment to this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

          After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (8) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement
                             --------
or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.  Notation on or Exchange of Securities.
               -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.  Trustee Protected.
               -----------------

          The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article that adversely affects the Trustee's rights. The Trustee shall be entitled to receive and rely upon an Opinion of Counsel and an Officers' Certificate that any supplemental indenture complies with the Indenture.

                                 ARTICLE TEN

                            GUARANTEE OF SECURITIES

SECTION 10.01.  Guarantee.
                ---------

          Subject to the provisions of this Article 10, each Guarantor (which term includes any successor Person under this Indenture and any additional Guarantor pursuant to Section 4.16 of this Indenture) for consideration received hereby jointly and severally unconditionally and irrevocably guarantees on a senior basis (each a "Guarantee", and collectively, the "Guarantees") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, as a result of redemption, upon a Change of Control, as a result of a Net Worth Offer, by acceleration or otherwise, and interest on the overdue principal, premium, if any, and (to the extent permitted by law) interest, if any, on the Securities and all other payment obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment or performance when due of any amount or obligations so guaranteed for whatever reason, each Guarantor will be obligated to pay or perform the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Guarantors hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the invalidity, irregularity or unenforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver, modification or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of merger insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and its Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, its Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Guarantees.

          [The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.]

          For purposes of this Article 10, each Guarantor's liability (a Guarantor's "Base Guaranty Liability") shall be that amount from time to time equal to the aggregate liability of a Guarantor hereunder, but shall be limited to the lessor of (A) the aggregate amount of the obligation as stated in the first sentence of this Section 10.01 with respect to the Securities or (B) the amount, if any, which would not have (i) rendered such Guarantor "insolvent" (as such term is defined in Section 101(29) of the Federal Bankruptcy Code and in Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of this Indenture) or (ii) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Debt immediately prior to such time provided, that, it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed is the amount set forth in (A) above unless a creditor, or representative of creditors of such Guarantor or a trustee in bankruptcy of the Guarantor, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in (B). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, to subrogation pursuant to the next paragraph and any other rights such Guarantor may have contractual or otherwise shall be taken into account.

          Each Guarantor shall be subrogated to all rights of the Holder of any Securities and the Trustee against the Company or any of ther other Guarantors in respect of any amounts paid to the Holder and the Trustee by such Guarantor pursuant to the provisions of this Guarantee; provided, however, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Securities have been paid in full.

          Nothing contained in this Article 10 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Guarantors and the Holders and the Trustee, the obligation of each Guarantor, which is absolute and unconditional, to pay the Holders and the Trustee the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable and to perform all other obligations in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture.

          The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

SECTION 10.02.  Execution and Delivery of Guarantee.
                -----------------------------------

          To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit B hereto, shall be endorsed on each Security authenticated and delivered by the Trustee after such Guarantee is executed and executed by either manual or facsimile signature of an officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          If an officer of a Guarantor whose signatures is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.  Additional Guarantors.
                ---------------------

          Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 10.04.  Release of a Guarantor.
                ----------------------

          (a) Upon the sale or disposition of all of the assets or all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder, if all obligations of such Guarantor, if any, in respect of any Indebtedness of the Company shall also terminate upon such transaction; provided, however, that each
                                                    --------  -------
such Guarantor is sold or disposed of in accordance with Section 4.15 hereof; provided, further, that the foregoing proviso shall not apply to the sale or
- --------  -------
disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code.

          (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
10.04. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Guarantee as provided in this
Article 10.

          The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this
Article 10.

          Except as set forth in Articles 4 and 5 and this Section 10.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                                 SECTION ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls.
                ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.  Notices.
                -------

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other's address stated in this Section 11.02. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          All notices or communications shall be in writing.

                                 The Company's address is:

                                 Continental Homes Holding Corp.
                                 7001 N. Scottsdale Road
                                 Suite 2050
                                 Scottsdale, Arizona  85252
                                 Attention:  Corporate Secretary

                                 The Trustee's address is:

                                 First Union National Bank
                                 123 South Broad Street
                                 Philadelphia, Pennsylvania 19109
                                 Attention:  Corporation Trust Department

SECTION 11.03.  Communication by Holders with
                Other Holders.
                -----------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 11.04.  Certificate and Opinion as
                to Conditions Precedent.
                --------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.


          Each signer of an Officers' Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers' Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

SECTION 11.05.  Statements Required in Certificate
                or Opinion.
                ----------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.06.  Rules by Trustee and Agents.
                ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

SECTION 11.07.  Legal Holidays.
                --------------

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in The City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

          A "business day" is a day other than a Legal Holiday.

SECTION 11.08.  No Recourse Against Others.
                --------------------------

          No director, officer, employee or stockholder of the Company, any Guarantor or any successor Person thereof shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Securities.

SECTION 11.09.  Duplicate Originals.
                -------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.10.  Governing Law.
                -------------

          The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.

SECTION 11.11.  No Adverse Interpretation
                of Other Agreements.
                -------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12.  Successors.
                ----------

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13.  Separability.
                ------------

          In case any provision in this Indenture or in the Securities shall be valid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 11.14.  Table of Contents, Headings, etc.
                --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                              FIRST UNION NATIONAL BANK, as Trustee


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              CONTINENTAL HOMES HOLDING CORP.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              ACHETER, INC.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              CH MORTGAGE COMPANY


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              CHI CONSTRUCTION COMPANY


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:

                               CHI FINANCE CORP.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              CONTINENTAL HOMES, INC.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              CONTINENTAL HOMES OF FLORIDA, INC.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              CONTINENTAL HOMES OF TEXAS, INC.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              KDB HOMES, INC.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              L&W INVESTMENTS INC.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:

                               MILBURN INVESTMENTS, INC.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              MILTEX FINANCIAL IV GENERAL
                                PARTNERSHIP


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              MILTEX MANAGEMENT, INC.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              MILTEX MORTGAGE OF TEXAS
                                LIMITED PARTNERSHIP


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              RANCHO CARILLO, INC.


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              R.O.S. CORPORATION


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:

                              SETTLEMENT CORPORATION


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:


                              TRAVIS COUNTY TITLE COMPANY


                              By:
                                 ------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A

REGISTERED               [Face of Security]                           REGISTERED
NUMBER                                                                   DOLLARS


                        CONTINENTAL HOMES HOLDING CORP.

 .............                                       CUSIP


                             % SENIOR NOTE DUE 2006


          CONTINENTAL HOMES HOLDING CORP., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to
or registered assigns, the principal sum of                      Dollars on
April , 2006, and to pay interest thereon as provided on the reverse hereof, until the principal hereof is paid or duly provided for.

Interest Payment Dates:  April 1 and October 1

          Record Dates:  March 15 and September 15

          The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

          IN WITNESS WHEREOF, CONTINENTAL HOMES HOLDING CORP. has caused this instrument to be duly signed under its corporate seal.

[SEAL]                        CONTINENTAL HOMES HOLDING CORP.


                              By:
                                 ------------------------------------
                                        [Title]


                              By:
                                 ------------------------------------
                                        [Title]

TRUSTEES'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.


FIRST UNION NATIONAL BANK, as Trustee


By: ______________________________
          Signatory


Dated:

                             [REVERSE OF SECURITY]

                        CONTINENTAL HOMES HOLDING CORP.

                             % SENIOR NOTE DUE 2006


          1.   Interest.  Continental Homes Holding Corp., a Delaware
               --------
corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest
                          --- -----
semi-annually on April 1 and October 1 of each year, commencing October 1, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Securities set forth on the face of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2.   Method of Payment.  The Company will pay interest on the
               -----------------
Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company must pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

          3.   Paying Agent and Registrar.  Initially, First Union National Bank
               --------------------------
(the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act in any such capacity.

          4.   Indenture.  The Company issued the Securities under an Indenture
               ---------
dated as of April   , 1996 (the "Indenture") between the Company and the
Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "Act"), as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $150,000,000 aggregate principal amount (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

          5.  Optional Redemption.  The Securities may be redeemed on at least
              -------------------
30 and not more than 60 days' notice at the option of the Company on or after
, 2001, in whole at any time or in part (in any integral multiple of $1,000)
from time to time, for a redemption price of     % of principal amount thereof
if redeemed on or after         , 2001 but prior to         , 2002, at a
redemption price of     % if redeemed on or after        , 2002 but prior to
, 2003 and at a redemption price of    % principal amount thereof if redeemed on
or after         , 2003, in each case, together with accrued and unpaid interest to the redemption date.

          In addition, if the Company consummates one or more public offerings
of its Common Stock subsequent to the date hereof and on or prior to       ,
1999, the Company may, at its option, redeem up to 33% of the original principal
amount of the Securities with the net proceeds of such offerings at    % of the
principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that immediately after giving effect to any
                 --------  -------
such redemption not less than $100,000,000 principal amount of the Securities remains outstanding.

          6.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

          7.   Change of Control.  In the event of a Change of  Control (as
               -----------------
defined in the Indenture) with respect to the Company, then each Holder of the Securities shall have the right, at the Holder's option, to require the Company to buy such Holder's Securities including any portion thereof which is $1,000 or any integral multiple thereof on the date (the "Change of Control Repurchase Date") that is 45 days after the date of the Change of Control Notice at a price equal to 101% of the principal amount thereof, plus accrued interest to the Change of Control Repurchase Date.

          8.   Net Worth Offer.  In the event that the Company's Net Worth at
               ---------------
the end of each of any two consecutive fiscal quarters is less than $20,000,000 (the "Minimum Net Worth"), then the Company shall make a Net Worth Offer to acquire on the date (the "Net Worth Repurchase Date") that is 45 days after the Net Worth Notice, Securities in an amount equal to 10% of the initial outstanding principal amount of the Securities, at a price equal to 100% of the principal amount thereof, plus accrued interest to the Net Worth Repurchase Date. The Company may credit against the Net Worth Offer Amount the principal amount of Securities acquired by the Company through purchase, optional redemption or exchange prior to the Trigger Date.

          9.   Net Proceeds Offer.  Within 12 months from the date that the
               ------------------
Company or any of its Restricted Subsidiaries makes any Asset Sale, the Net Proceeds thereof shall, in accordance with Section 4.15, be reinvested in Additional Assets or used to repurchase or redeem Debt of the Company which rank pari passu with the Securities, or Debt of a Restricted Subsidiary of the
- ---- -----
Company which is not subordinated to other Debt of such Restricted Subsidiary (which in each case shall be a permanent reduction of such Debt) or if not so used within such 12-month period, to use the remaining Net Proceeds to make an offer to repurchase Securities at a price equal to 100% of the principal amount thereof plus accrued interest in accordance with the procedures set forth in the Indenture (a "Net Proceeds Offer"). Notwithstanding the preceding sentence, a Net Proceeds Offer made in connection with any Asset Sale need not be applied in accordance with the preceding sentence, unless and until the aggregate Net Proceeds for all such Other Asset Sales in a 12-month period exceeds $10,000,000.

          10.  Restrictive Covenants.  The Indenture contains certain
               ---------------------
restrictive covenants that limit the ability of the Company and its Subsidiaries to incur additional indebtedness, pay dividends, make certain other distributions, repurchase Capital Stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates or apply the net proceeds from the sale of certain assets.

          11.  Denominations, Transfer, Exchange.  The Securities are in
               ---------------------------------
registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

          12.  Persons Deemed Owners.  The registered Holder of a Security may
               ---------------------
be treated as its owner for all purposes.

          13.  Amendments and Waivers.  Subject to certain
               ----------------------
exceptions, the Indenture, the Securities or the Guarantees may be amended with the consent of the Holders of at least a majority in principal amount of the Securities outstanding; and any existing default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture, the Securities or the Guarantees may be amended to cure any ambiguity, omission, defect or inconsistency (provided that such amendment does not materially, adversely affect the rights of any Securityholder) or to provide for uncertificated Securities in addition to certificated Securities, to comply with Section 5.01 of the Indenture or to make any change that does not materially adversely affect the rights of any Securityholder.

          14.  Defaults and Remedies.  An Event of Default is:   (i) failure to
               ---------------------
pay the principal of any Security when such principal becomes due and payable at maturity, upon acceleration or otherwise, (ii) failure to pay interest when due, and such failure continues for a 30-day period; (iii) a default in the observance or performance of any other covenant or agreement of the Company or the Guarantors in the Security, the Guarantee or the Indenture that continues for the period and after the notice specified below; (iv) an event of default shall have occurred under one or more evidences of Debt of the Company or any of its Restricted Subsidiaries (other than Non-Recourse Debt) with an outstanding aggregate principal amount of $5,000,000 or more, whether such Debt now exists or is created hereafter, which event of default (1) consists of the failure by the Company or any Restricted Subsidiary to make any payment in respect of such Debt at its final maturity or (2) results in the acceleration of such Debt which acceleration shall be in effect; (v) any final judgment or judgments for payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any of its Restricted Subsidiaries and shall remain unstayed, unsatisfied or undischarged for the period and after the notice specified below;
(vi) certain events of bankruptcy, insolvency or reorganization of the Company or Material Subsidiaries and (vii) any Guarantee of a Material Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

          A default under clause (iii) or (v) above is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the Securities then outstanding notify the Company of the default and the Company does not cure the default within 60 days.

          If an Event of Default occurs (other than due to certain events of bankruptcy, with respect to the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. If an Event of Default occurs due to certain events of bankruptcy, with respect to the Company, such amounts shall be due and payable without any declaration on the part of the Trustee or the Holders of the Securities. Subject to certain exceptions, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive a Default and its consequences. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee and notify the Trustee upon the occurrence of a Default.

          15.  Trustee Dealings with Company.  First Union National Bank, the
               -----------------------------
Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          16.  No Recourse Against Others.  A director, officer, employee or
               --------------------------
stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Securities.

          17.  Authentication.  This Security shall not be valid until
               --------------
authenticated by the manual signature of the Trustee or an authenticating agent.

          18.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenant by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
Continental Homes Holding Corp., 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, Attention: Corporate Secretary.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:


- --------------------------------------------------------------------------------

(Insert assignee's Soc. Sec. or Tax I.D. No.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date: __________________ Signature(s):___________________________


                                                           _____________________
                                                           (Sign exactly as your
                                                           name(s) appear(s) on
                                                           the other side of
                                                           this Security)

Signature(s) guaranteed by:____________________________________________________
                              (All signatures must be guaranteed by a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company located in the United States)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15, as the case may be, of the Indenture, check the box:

               [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15 of the Indenture, state the amount:


$ ___________________________________
  (in an integral multiple of $1,000)


Date: ______________________    Signature(s): _________________


                                                 _______________________________
                                                 (Sign exactly as your name(s)
                                                 appear(s) on the other side of
                                                 this Security)


Signature(s) guaranteed by:  __________________________________
                             (All signatures must be guaranteed
                             by a member of a national
                             securities exchange or of the
                             National Association of
                             Securities Dealers, Inc. or by a
                             commercial bank or trust company
                             located in the United States)

                                                                       EXHIBIT B


                                   GUARANTEE
                                   ---------


          For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 10 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          This Guarantee is subject to release upon the terms set forth in the Indenture.


                                                            [NAME OF GUARANTOR]


                                                            By:_________________

                                                            Name:
                                                            Title: